Exhibit 10.8	Amendment to 1996 Stock Option and Appreciation Rights Plan

AMENDMENT TO 1996 STOCK OPTION AND
APPRECIATION RIGHTS PLAN (THE “PLAN”)

          On December 15, 2008, the Board of Directors of the Corporation approved the following amendment to The Plan:

          The last sentence of Section 13 was amended by the insertion of “(i)” prior to the words “no modification” and by the addition of the following at the end of such sentence: “and (ii) no Option or Appreciation Right shall be modified, extended or renewed if such modification, extension or renewal would result in a violation of Section 409A of the Code.”

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